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                                                                    Exhibit 23.1



                        Consent of Independent Auditors
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apertus Technologies Incorporated for the registration of 504,252 shares of its common stock and to the incorporation by reference therein of our report dated May 5, 1995, with respect to the consolidated financial statements and schedule of Apertus Technologies Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended April 2, 1995, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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Minneapolis, Minnesota
August 4, 1995